                   YAMAICHI FUNDS, INC.

                   ARTICLES OF AMENDMENT

          (Changing its Name to SGY Funds, Inc.)


         Yamaichi Funds, Inc., a Maryland corporation having its principal place of business in Maryland in Baltimore
City, Maryland (hereinafter called the "Corporation"), certifies to the State Department of Assessments and Taxation of Maryland that:

    FIRST: The charter of the Corporation is hereby amended by striking out Article II of the Articles of Incorporation and inserting in lieu thereof the following:

         SECOND: The name of the corporation (hereinafter called the "Corporation") is SGY Funds, Inc.

    SECOND: The amendment of the charter of the Corporation as herein set forth was approved by a majority of the entire Board of Directors of the Corporation, the charter amendment is limited to a change expressly permitted by Section 2-605 of Title 2 of Subtitle 6 of the Maryland General Corporation Law to be made without action by the stockholders, and the Corporation is registered as an open-end company under the Investment Company Act of 1940.

    THIRD: These Articles of Amendment shall be effective immediately.

         The undersigned President of the Corporation acknowledges these Articles of Amendment to be the corporate act of the Corporation and states that to the best of his knowledge, information and belief, the matters and facts set forth in these Articles with respect to the authorization and approval of the amendment of the Corporation's charter are true in all material respects, and that this statement is made under the penalties of perjury.

    IN WITNESS WHEREOF, Yamaichi Funds, Inc., has caused these Articles of Amendment to be executed in its name and on its behalf by its President, Edward S. Burke, and witnessed by its Assistant Secretary, Kazuya Ishibashi, on the 23d of April, 1998.

                                YAMAICHI FUNDS, INC.

                                   /s/ Edward S. Burke
                                By:_________________________
                                   Edward S. Burke
                                   President


WITNESS:

/s/ K. Ishibashi
_____________________
Kazuya Ishibashi
Secretary































                            -2-
02293002.AB6